News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
P&G DELIVERS FIRST QUARTER CORE EPS OF $1.05, ORGANIC SALES UP 4%

CINCINNATI, Oct. 25, 2013 - The Procter & Gamble Company (NYSE:PG) reported first quarter fiscal year 2014 diluted net earnings per share of $1.04, up eight percent versus the prior year.  Core earnings per share were $1.05, a decrease of one percent versus the prior year.  On a currency-neutral basis, core earnings per share increased eight percent for the quarter.  Net sales were $21.2 billion, an increase of two percent, including a negative two percentage point impact from foreign exchange.  Organic sales grew four percent for the quarter.

“P&G’s first quarter results were consistent with our plans and expectations, putting us on track to deliver our goals for the fiscal year,” said Chairman, President, and Chief Executive Officer A.G. Lafley.  “We have good market share momentum, a number of strong innovations coming to market over the balance of the year, and cost savings from productivity efforts that will continue to build.  We remain focused on driving innovation and productivity.  We continue to improve operating discipline and execution every day to create value for consumers and shareowners.”

July – September Quarter Discussion

Net sales increased two percent to $21.2 billion in the July – September quarter, including a negative two percentage point impact from foreign exchange.  Organic sales grew four percent.  Organic sales were in-line or higher versus the prior year in all reporting segments.  Organic volume also grew four percent.  Pricing was unchanged versus the prior year.

		Foreign				Net	Organic	Organic
	Volume	Exchange	Price	Mix	Other*	Sales	Volume	Sales
Beauty	2%	-2%	0%	-1%	0%	-1%	2%	1%
Grooming	-1%	-2%	1%	0%	-1%	-3%	0%	1%
Health Care	-1%	-1%	2%	-1%	0%	-1%	-1%	0%
Fabric Care and Home Care	6%	-3%	-1%	1%	0%	3%	6%	6%
Baby, Feminine and Family Care	6%	-1%	0%	0%	0%	5%	6%	6%
Total P&G	4%	-2%	0%	0%	0%	2%	4%	4%

*Other includes the sales mix impact from acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

●
Beauty segment organic sales increased one percent driven by innovation in Hair Care, Deodorants, Cosmetics and Personal Cleansing, coupled with market growth.  This was partially offset by a decrease in Skin Care sales and unfavorable geographic and product mix.

●
Grooming segment organic sales increased one percent due to higher pricing and innovation on Blades & Razors and Appliances, which were partially offset by unit volume market contraction in developed regions.

●
Health Care segment organic sales were in line with the prior year, as an increase in Personal Health Care was offset by a decrease in Pet Care.  Pet Care sales were negatively impacted by the Natura product recalls.  Segment earnings were down versus the prior year due to the impact of the Natura recalls and Oral Care geographic expansion investments.

●
Fabric Care and Home Care segment organic sales increased six percent with strong growth in each product category.  Personal Power grew mid-single-digits driven by new distribution for Duracell batteries.

●
Baby, Feminine and Family Care segment organic sales increased six percent behind product innovation in North America on Baby Care and Family Care, as well as strong Baby Care market growth in developing regions.

Core earnings per share, which exclude non-core restructuring charges, were $1.05, a decrease of one percent versus the prior year.  Foreign exchange reduced earnings by $0.09 per share, resulting in an eight percent increase in core earnings per share on a currency-neutral basis.  Diluted net earnings per share were $1.04, an increase of eight percent versus the prior year.

Core operating profit margin decreased 70 basis points driven by a lower gross margin, partially offset by a reduction in SG&A as a percentage of net sales.  Reported operating profit margin increased 50 basis points due to the scale benefits of increased sales and lower restructuring spending, partially offset by the lower gross margin.  Gross margin decreased due to foreign exchange, geographic and product mix, higher commodity costs, and manufacturing start-up costs which were partially offset by manufacturing savings of 160 basis points.  SG&A as a percentage of sales decreased due to productivity savings of 40 basis points, lower restructuring spending and marketing spending efficiencies.

Operating cash flow was $2.0 billion for the first quarter.  The Company repurchased $2.5 billion of common stock and returned $1.7 billion of cash to shareholders as dividends.

Fiscal Year 2014 Guidance

P&G reiterated fiscal year 2014 guidance.  The Company continues to expect organic sales growth of three percent to four percent.  All-in sales growth is estimated in the range of one percent to two percent, including a negative foreign exchange impact of approximately two percent.  Core earnings per share are expected to grow five percent to seven percent for the fiscal year, and reported earnings per share are expected to grow in the range of seven percent to nine percent.

P&G reminded investors that second quarter EPS growth rates will be impacted by a gain of $0.07 per share in the base period from the divestiture of the Western Europe bleach business.  Also, the Company noted that it expects the second quarter negative earnings impact from foreign exchange to be similar to what it was in the first quarter.

The Company expects strong earnings growth in the second half of its fiscal year behind continued top-line growth, productivity savings that will continue to build throughout the year and more favorable foreign exchange base period comparisons.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amount in MIllions Except Per Share Amounts)
Selected Financial Information

	GAAP			CORE (NON-GAAP)*
	Three Months Ended September 30			Three Months Ended September 30
	2013	2012	% Change	2013	2012	% Change
COST OF PRODUCTS SOLD	$ 10,810	$ 10,350	4%	$ 10,748	$ 10,249	5%

GROSS PROFIT	10,395	10,389	0%	10,457	10,490	0%

SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,244	6,438	-3%	6,239	6,216	0%

OPERATING INCOME	4,151	3,951	5%	4,218	4,274	-1%

DILUTED NET EPS FROM CONTINUING OPERATIONS	$1.04	$0.96	8%	$1.05	$1.06	-1%

			Basis Pt			Basis Pt
COMPARISONS AS A % OF NET SALES			Chg			Chg
GROSS MARGIN	49.0%	50.1%	(110)	49.3%	50.6%	(130)
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	29.4%	31.0%	(160)	29.4%	30.0%	(60)
OPERATING MARGIN	19.6%	19.1%	50	19.9%	20.6%	(70)

CASH FLOW (THREE MONTHS ENDED SEPTEMBER 30) - SOURCE/(USE)
OPERATING CASH FLOW		2,044
FREE CASH FLOW		1,319
DIVIDENDS		(1,708)
SHARE REPURCHASE		(2,502)

*Core excludes incremental restructuring charges and European legal matters.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.8 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Ace®, Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Duracell®, Fairy®, Febreze®, Fusion®, Gain®, Gillette®, Head & Shoulders®, Iams®, Lenor®, Mach3®, Olay®, Oral-B®, Pampers®, Pantene®, Prestobarba®, SK-II®, Tide®, Vicks®, Wella® and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

JAS 2013	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	-1%	2%	0%	1%
Grooming	-3%	2%	2%	1%
Health Care	-1%	1%	0%	0%
Fabric Care and Home Care	3%	3%	0%	6%
Baby, Feminine and Family Care	5%	1%	0%	6%
Total P&G	2%	2%	0%	4%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2014 (Estimate)	1% to 2%	2%	0%	3% to 4%
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

      Core EPS:  This is a measure of the Company’s diluted net earnings per share excluding charges in both years for incremental restructuring due to increased focus on productivity and cost savings and charges in the prior year related to the European legal matters.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:
	JAS 13	JAS 12
Diluted Net Earnings Per Share	$1.04	$0.96
Charges for European legal matters	-	$0.01
Incremental restructuring	$0.02	$0.09
Rounding impacts	($0.01)	-
Core EPS	$1.05	$1.06
Core EPS Growth	-1%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Currency-neutral Core EPS:  This is a measure of the Company’s Core EPS excluding the impact of foreign exchange.  We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth.

	JAS 13	JAS 12
Diluted Net Earnings Per Share	$1.04	$0.96
Charges for European legal matters	-	$0.01
Incremental restructuring	$0.02	$0.09
Foreign exchange impact	$0.09	-
Rounding impacts	($0.01)	-
Currency-neutral Core EPS	$1.14	$1.06
Currency-neutral Core EPS Growth	8%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Core Operating Profit Margin:  This is a measure of the Company’s Operating Margin adjusted for the current and prior year charges related to incremental restructuring due to increased focus on productivity and cost savings and the prior year charges for European legal matters:

	JAS 13	JAS 12
Operating Profit Margin	19.6%	19.1%
Incremental restructuring	0.3%	1.4%
Charges for European legal matters	-	0.1%
Core Operating Profit Margin	19.9%	20.6%
Basis point change	-70

Free Cash Flow:  Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment. The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
JAS 2013	$2,044	($725)	$1,319

Free cash flow productivity:  Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  The Company’s long-term target is to generate annual free cash flow at or above 90 percent of net earnings.  Free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.  The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Free Cash Flow	Net Earnings	Free Cash Productivity
JAS 2013	$1,319	$3,057	43%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended September 30

	2013	2012	% CHG
NET SALES	$ 21,205	$ 20,739	2%
COST OF PRODUCTS SOLD	10,810	10,350	4%
GROSS PROFIT	10,395	10,389	0%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	6,244	6,438	(3)%
OPERATING INCOME	4,151	3,951	5%
INTEREST EXPENSE	165	172	(4)%
INTEREST INCOME	21	19	11%
OTHER NON-OPERATING INCOME, NET	5	28	(82)%
EARNINGS BEFORE INCOME TAXES	4,012	3,826	5%
INCOME TAXES	955	973	(2)%
NET EARNINGS	3,057	2,853	7%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	30	39	(23)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$ 3,027	$ 2,814	8%

EFFECTIVE TAX RATE	23.8%	25.4%

BASIC NET EARNINGS PER COMMON SHARE:
BASIC NET EARNINGS PER COMMON SHARE	$ 1.09	$ 1.00	9%
DILUTED NET EARNINGS PER COMMMON SHARE	$ 1.04	$ 0.96	8%
DIVIDENDS	$ 0.602	$ 0.562	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,924.3	2,931.7

COMPARISONS AS A % OF NET SALES			Basis Pt Chg
GROSS MARGIN	49.0%	50.1%	(110)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	29.4%	31.0%	(160)
OPERATING MARGIN	19.6%	19.1%	50
EARNINGS BEFORE INCOME TAXES	18.9%	18.4%	50
NET EARNINGS	14.4%	13.8%	60
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	14.3%	13.6%	70

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended September 30, 2013
		% Change		% Change		% Change
		Versus	Earnings Before	Versus		Versus
	Net Sales	Year Ago	Income Taxes	Year Ago	Net Earnings	Year Ago
Beauty	$ 4,903	-1%	$ 909	7%	$ 690	5%
Grooming	1,956	-3%	601	-5%	453	-3%
Health Care	2,306	-1%	398	-18%	267	-17%
Fabric Care and Home Care	6,700	3%	1,298	-2%	857	-2%
Baby, Feminine and Family Care	5,503	5%	1,121	0%	725	0%
Corporate	(163)	N/A	(315)	N/A	65	N/A
Total Company	$ 21,205	2%	$ 4,012	5%	$ 3,057	7%

	Three Months Ended September 30, 2013
	(Percent Change vs. Year Ago)*
	Volume With	Volume Without
	Acquisitions &	Acquisitions/					Net Sales
	Divestitures	Divestitures	Foreign Exchange	Price	Mix	Other	Growth
Beauty	2%	2%	-2%	0%	-1%	0%	-1%
Grooming	-1%	0%	-2%	1%	0%	-1%	-3%
Health Care	-1%	-1%	-1%	2%	-1%	0%	-1%
Fabric Care and Home Care	6%	6%	-3%	-1%	1%	0%	3%
Baby, Feminine and Family Care	6%	6%	-1%	0%	0%	0%	5%
Total Company	4%	4%	-2%	0%	0%	0%	2%

*These sales percentage changes are approximations based on quantitative formulas that are consistently applied.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Three Months Ended September 30
	2013	2012

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$ 5,947	$ 4,436

OPERATING ACTIVITIES
NET EARNINGS	3,057	2,853
DEPRECIATION AND AMORTIZATION	771	710
SHARE BASED COMPENSATION EXPENSE	84	79
DEFERRED INCOME TAXES	(11)	(18)
GAIN ON PURCHASE/SALE OF BUSINESSES	(2)	(17)
CHANGES IN:
ACCOUNTS RECEIVABLE	(3)	(795)
INVENTORIES	(452)	(502)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(809)	64
OTHER OPERATING ASSETS & LIABILITIES	(731)	397
OTHER	140	(1)

TOTAL OPERATING ACTIVITIES	2,044	2,770

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(725)	(805)
PROCEEDS FROM ASSET SALES	2	66
ACQUISITIONS, NET OF CASH ACQUIRED	1	12
CHANGE IN OTHER INVESTMENTS	(124)	(12)

TOTAL INVESTING ACTIVITIES	(846)	(739)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(1,708)	(1,605)
CHANGE IN SHORT-TERM DEBT	1,862	1,033
ADDITIONS TO LONG-TERM DEBT	1,073	2,225
REDUCTIONS OF LONG-TERM DEBT	0	(1,251)
TREASURY STOCK PURCHASES	(2,502)	(2,584)
IMPACT OF STOCK OPTIONS AND OTHER	304	951

TOTAL FINANCING ACTIVITIES	(971)	(1,231)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(52)	66

CHANGE IN CASH AND CASH EQUIVALENTS	175	866

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 6,122	$ 5,302

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Condensed Consolidated Balance Sheet

	September 30, 2013	June 30, 2013

CASH AND CASH EQUIVALENTS	$ 6,122	$ 5,947
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	1,580	-
ACCOUNTS RECEIVABLE	6,555	6,508
TOTAL INVENTORIES	7,394	6,909
OTHER	4,671	4,626
TOTAL CURRENT ASSETS	26,322	23,990

PROPERTY, PLANT AND EQUIPMENT, NET	21,876	21,666
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	87,589	86,760
OTHER NON-CURRENT ASSETS	5,338	6,847

TOTAL ASSETS	$ 141,125	$ 139,263

ACCOUNTS PAYABLE	$ 7,489	$ 8,777
ACCRUED AND OTHER LIABILITIES	9,428	8,828
DEBT DUE WITHIN ONE YEAR	16,300	12,432
TOTAL CURRENT LIABILITIES	33,217	30,037

LONG-TERM DEBT	18,480	19,111
OTHER	20,612	21,406
TOTAL LIABILITIES	72,309	70,554

TOTAL SHAREHOLDERS' EQUITY	68,816	68,709

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 141,125	$ 139,263